Exhibit 99.3

Kayne Anderson BDC, Inc. Appoints Frank Karl as President & Andy Wedderburn-Maxwell as Senior Vice President

CHICAGO – November 10, 2025 --(BUSINESS WIRE)-- Kayne Anderson BDC, Inc. (NYSE: KBDC) (“KBDC” or the “Company”), a business development company externally managed by its investment adviser, KA Credit Advisors, LLC, an affiliate of Kayne Anderson Capital Advisors, LP (“Kayne Anderson”), today announced the promotion of Frank Karl to President and the appointment of Andy Wedderburn-Maxwell as Senior Vice President.

Frank Karl joined Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”), in 2013 and previously served as Senior Vice President of the Company since 2023. He has been a Managing Director at Kayne Anderson since 2021 and has been focused on Kayne Anderson’s private credit strategies during his entire tenure at the firm.

“Frank played a pivotal role in the formation of KBDC and was instrumental in leading our IPO process and the recent strategic investment into SG Credit. Having worked alongside him for more than a decade I’ve had the opportunity to witness his investment expertise, focus on lasting borrower partnerships, and strong alignment with our collaborative culture. I have full confidence that Frank and the broader Kayne Anderson leadership team, will continue to advance our growth strategy and deliver compelling risk-adjusted returns for our shareholders,” said Doug Goodwillie, Co-CEO of KBDC.

Andy Wedderburn-Maxwell joined Kayne Anderson in April 2025 as Managing Director, BDCs. Andy has over 15 years of investment banking experience, having held senior roles at firms including Citigroup and Wells Fargo, where he served as a Managing Director focused on financial institutions. Prior to joining Kayne Anderson, Andy transitioned to the asset management side in 2023, where he contributed to the development and public listing of a BDC at another investment management firm.

“We’ve known Andy for many years, dating back to the early stages of our IPO process when he was a senior banker at Wells Fargo,” said Ken Leonard, Co-CEO of KBDC. “Bringing him onto the team earlier this year has allowed us to deepen our expertise and expand our connectivity across both the buy side and sell side. We believe Andy’s focus, industry perspective, and strategic insight will be a significant asset to KBDC and the growth of our private credit platform.”

About Kayne Anderson BDC, Inc.

Kayne Anderson BDC, Inc. is a business development company (“BDC”) that invests primarily in first lien senior secured loans, with a secondary focus on unitranche and split-lien loans to middle market companies. KBDC is externally managed by its investment adviser, KA Credit Advisors, LLC, an indirect controlled subsidiary of Kayne Anderson Capital Advisors, L.P., a prominent alternative investment management firm. KBDC has elected to be regulated as a BDC under the Investment Company Act of 1940, as amended (“1940 Act”). KBDC’s investment objective is to generate current income and, to a lesser extent, capital appreciation. For more information, please visit www.kaynebdc.com.

Forward-looking Statements

This press release may contain “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about KBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond KBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in KBDC’s filings with the SEC. All forward-looking statements speak only as of the date of this press release. KBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts:

Investor Relations kaynebdc@kaynecapital.com